Exhibit 10.1

INTERACTIVE STRENGTH INC.

July 7, 2025

Holder of Common Stock Purchase Warrants Issued in January 2025

Re: Inducement Offer to Exercise Existing Common Stock Purchase Warrants Issued in January 2025 (this “Letter Agreement”)

Dear Holder:

Reference is made to that certain Warrant To Purchase Common Stock, dated January 28, 2025 (the “Warrant”), issued by Interactive Strength Inc. (the “Company”), issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of January 28, 2025, by and among the Company and the Buyers referred to therein, to purchase Warrant Shares. Except as otherwise defined herein, capitalized terms in this Letter Agreement shall have the meanings set forth in the Warrant.

On June 27, 2025, the Company consummated a 1-for-10 reverse stock split (the “Reverse Split”).

As a holder of the Warrant (“Holder”, “you” or similar terminology), the Company is pleased to offer you the opportunity to receive a reduction in the effective Exercise Price for part of the Warrant Shares underlying the Warrant, equal to 18,450 Warrant Shares (after adjusting the original 184,500 Warrant Shares to reflect a 1-for-10 reverse stock split of the Common Stock) (the “Partial Warrant Shares”) in consideration for you exercising for cash the part of the Warrant equal to all of the Partial Warrant Shares held by you, as set forth on your signature page hereto. The resale of 67,427 Warrant Shares (the complete Warrant Shares amount as adjusted for the Reverse Split and which as-adjusted amount includes the Partial Warrant Shares) underlying the Warrant have been registered for resale pursuant to the effective registration statement on Form S-1 (File No. 333-284788) (the “Registration Statement”). Upon your exercise of your Warrant for the Partial Warrant Shares pursuant to this Letter Agreement, will be effective for the resale of the Warrant Shares. No later than the first (1st) Trading Day following the date hereof, the Company shall file a prospectus supplement to the Registration Statement in connection with the Warrant pursuant to the terms hereunder.

The Company desires to reduce the Exercise Price of the Warrant for the Partial Warrant Shares to $5.42 per share (the “Reduced Exercise Price”) in consideration for you exercising in full for cash all of the Partial Warrant Shares of the Warrant held by you as set forth on your signature page hereto (the “Inducement Warrant Exercise”) on or before the Execution Time (as defined herein)

Expressly subject to the paragraph immediately following this paragraph below, you may accept this offer by executing the signature page of this letter, with such acceptance constituting your exercise in full of the January Warrants for an aggregate exercise price set forth on your signature page hereto (the “Warrant Exercise Price”) on or before 3:59 p.m., Eastern Time, on July 7, 2025 (the “Execution Time”).

If this offer is accepted and this letter agreement is executed by you and the Company by the Execution Time, then no later than the fourth (4th) Trading Day following the date hereof, the Company shall issue a press release disclosing all material terms of the transactions contemplated hereunder and/or file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto with the Commission within the time required by the Exchange Act. From and after the issuance of such press release or the filing of such Current Report on Form 8-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release and/or the filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Warrant Shares issuable upon your exercise of the January Warrants shall be issued free of any legends or restrictions on resale by Holder.

No later than the first (1st) Trading Day following the execution of this Letter Agreement, the Holder shall provide the Company an Exercise Notice for a cash exercises for Partial Warrant Shares in accordance with the terms of the Warrant, provided, however, that the Exercise Price shall reflect the Reduced Exercise Price.

Exhibit 10.1

Sincerely yours,

INTERACTIVE STRENGTH INC.

By:	/s/ Trent Ward
Name:	Trent Ward
Title:	Chief Executive Officer

[Holder Signature Page Follows]

Exhibit 10.1

Accepted and Agreed to:

Name of Holder: _TR Opportunities I LLC_________________________________________

Signature of Authorized Signatory of Holder: __/s/ Antonio Ruiz-Gimenez________________

Name of Authorized Signatory: ___Antonio Ruiz-Gimenez____________________________

Title of Authorized Signatory: ___Authorized Signatory______________________________

Number of Common Stock underlying the Warrant: 18,450

Aggregate Reduced Exercise Price of Holder’s Warrant being exercised contemporaneously with signing this letter agreement: $5.42

DTC Instructions:

DTC Participant:

DTC Number:

Account Number:

[Holder signature page to TRNR Inducement Offer]